EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

OF UNUMPROVIDENT CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UnumProvident Corporation (the Company) on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Joseph M. Zubretsky, Senior Executive Vice President, Finance, Investments and Corporate Development, and Interim Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2006	/s/ Joseph M. Zubretsky
Joseph M. Zubretsky
Senior Executive Vice President, Finance, Investments and Corporate Development, and Interim Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.